PROMISSORY NOTE

$100,000.00

         December 1, 2003, Albany, New York

FOR VALUE RECEIVED, and in accordance with the terms and conditions of this Note, East Coast Airlines, Inc., a Delaware Corporation whose mailing address is C/O Sullivan, McBride, Hess & Youngblood, P.C., 4 Executive Park Drive, Albany, NY 12203, hereinafter referred to as MAKER, promises to pay to the order of Cardinal Debt Associates, L.P., a Delaware Limited Partnership, whose mailing address is 403 River Oak Drive, Rutherford, New Jersey 07070, hereinafter referred to as PAYEE, at the above stated address or such other place as may be designated in writing by the holder of this Note, the principal sum of One Hundred Thousand and 00/100 ($100,00.00) Dollars in lawful money of the United States, with interest initially at the rate of Seven (7%)Percent per annum as follows:

MAKER shall repay this note through funds provided from any refinancing an/or recapitalization of the MAKER.  However, PAYEE shall, at its discretion, have the option to require repayment out of the liquidation of the Collateral, if the refinancing/recapitalization has not yet occurred.  In the event PAYEE is to be repaid through liquidation of the Collateral to be liquidated so as not to adversely affect the market price of the shares making up the remainder of the Collateral.  In the event the full amount of this Note, with interest, has not been repaid through repayment out of the proceeds of refinance/recapitalization, or liquidation of the Collateral, within one year of the date of this Note, the interest rate shall change to the prime interest rate as reported in the Wall Street Journal on the one year anniversary date of this Note or the next date thereafter the Wall Street Journal is published, plus Five (5%) Percent, for a period of Ninety (90) days.  During this Ninety (90) Day period, the MAKER shall make every effort to liquidate the remaining Collateral so as to fully repay the PAYEE, or, in the alternative, the MAKER and PAYEE may agree to extend the repayment period under terms to be agreed upon between the parties.  However, this Note is intended by the parties to be a non-recourse Note, and, in the event the anticipated refinance/recapitalization of the MAKER does not occur, or the proceeds of the refinance/recapitalization are less than the amount owing the PAYEE, the PAYEE shall only look to the Collateral for the repayment of the Note, with interest, and the MAKER shall in no way be liable for any further payments under the Note, should the Collateral be insufficient to cover the full repayment of the Note, with interest.

There shall be no penalty assessed against the MAKER for prepaying all, or any part, of this Note at any time.

As security for the repayment of this Note, PAYEE has received the Collateral described below with a Stock Power, dully executed, to allow sale of the shares:

Description

Market Value as of July 31, 2003

200,000 shares of Deer Park

$194,000.00

Technologies, Inc. Common Stock

It is intended by the parties to this Promissory Note that the PAYEE=s only recourse for the repayment of this Note shall be from the proceeds of the sale of the Collateral as described herein.

Upon the occurrence of one or more of the events of default set forth in the following paragraph of this Note, or upon failure to fully and strictly comply with any of the terms and conditions contained in this Note, the entire unpaid balance of this Note shall become immediately due and payable without presentment, demand or notice, all of which are hereby waived, but the provisions above related to the non-recourse nature of this Note, shall remain in effect.

The MAKER shall be in default hereunder, for the purposes of the above, if the MAKER, or any party liable hereon or herefor, shall become insolvent, or make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy, or shall in any manner take advantage or attempt to take advantage of any provisions for the relief of debtors under and pursuant to the Acts of Congress or of any State relating to bankruptcy or insolvency, now existing or hereafter enacted, or is a petition in bankruptcy shall be filed against the MAKER or any such party, or if an application for receivership of any nature be filed or a receiver be appointed of the property or assets of any thereof, of the MAKER or any such party, or if any attachment be issued against any such property and such is not bonded or released within (60) days of the entry thereof.

In the event the MAKER dissolves and ceases to be a Delaware Corporation, or in the event the assets of the MAKER outlined above are sold, or otherwise transferred, pledged, encumbered, other than in the normal course of the operation of the MAKER=s business, etc., the holder of this Note may accelerate payment hereunder so that the outstanding principal balance together with all accrued but unpaid interest and late payment penalties shall become immediately due and payable.

This Note shall be construed in accordance with all governed by the laws of the State of New York and may be changed only by an agreement, in writing, signed by the party against whom enforcement of any waiver, modification, change or discharge is sought.

In the event there are any inconsistencies between the provisions of this Note and the provisions of any other agreement between the parties hereto, the terms of this Note shall prevail.

Failure by any holder of this Note to insist upon the strict performance of any term hereof, or to exercise any right, power, or remedy consequent upon a breach hereof, shall not constitute a  waiver of any such term or of any such breach.  No waiver of any breach shall affect or alter this Note, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

In the event of any default by the MAKER, the PAYEE shall be entitled to the costs of collection and reasonable attorney’s fees.

East Coast Airlines, Inc.

By: s/s Robert J. Salluzzo

    Robert J. Salluzzo, President

Terms acknowledged and agreed to:

Cardinal Debt Associates, L.P.

By: s/s Donald S. Chadwick

    Donald S. Chadwick, General Partner